UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):       March 12, 2008
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (404) 842-2600
N/A

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 12, 2008, Premier Exhibitions, Inc. (the “Company”) entered into a Lease with Ramparts, Inc., the owner and operator of the Luxor Hotel and Casino (the “Luxor”) located in Las Vegas, Nevada. Pursuant to the Lease, the Company has leased from the Luxor approximately 47,164 square feet of space within the Luxor Hotel and Casino. The Company intends to use the leased space for the following Company exhibition presentations: (i) “Bodies...The Exhibition”; (ii) Titanic; (iii) a photo opportunity on RMS Titanic’s soon to be constructed bow; (iv) one or two theme bars and/or restaurants; and (v) a “high tea” area.
     The Lease has an initial term of ten years, with such term commencing upon the completion of the design and construction work related to the opening of the Company’s “Bodies...The Exhibition” exhibition. The Lease term is renewable for up to two additional five year periods, provided that the Company is in compliance with the terms of the Lease. The Lease provides for a minimum annual rent for each of the first three years of the term of $3,266,667, payable in equal monthly installments of $272,222. Thereafter, the minimum annual rent shall be equal to $3,600,000, payable in equal monthly installments of $300,000. Periodically, the annual rent shall be adjusted upward to take into account any cost of living increase. In addition to the minimum annual rent, the Company shall pay the Luxor a percentage of the Company’s gross sales from its operations in the leased premises. The Company has also agreed pursuant to the terms of the Lease that its design and construction budget for the leased space will be approximately $12,000,000.
     The lease contains such other terms and provisions as the Company believes are customary to leases for similar exhibition space in comparable venues.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information required by this Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K, which Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.
     On March 18, 2008, the Company announced that it entered into a Lease with the Luxor Hotel and Casino. A copy of the Company’s press release containing such announcement is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 18, 2008 of Premier Exhibitions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: March 18, 2008	By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Chief Financial Officer